UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	8:30 a.m., local time, on Tuesday, June 5, 2018

PLACE	Merchants Bancorp
11555 N. Meridian Street, First Floor Conference Room
Carmel, Indiana 46032

MATTERS TO BE VOTED ON	(1) The election of nine (9) directors;

(2) The ratification of the selection of BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

(3) The transaction of such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	In order to vote, you must have been a holder of our common stock at the close of business on April 12, 2018.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card. Voting instructions are printed on the proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Michael F. Petrie
Chairman, Chief Executive Officer, and Secretary

April 26, 2018

MERCHANTS BANCORP

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 5, 2018

These proxy materials are furnished in connection with the solicitation by the Board of Directors (the “Board”) of Merchants Bancorp (the “Company,” “we,” “our,” or “us”), an Indiana corporation, of proxies to be used at the 2018 annual meeting of shareholders of the Company (the “Annual Meeting”) and at any adjournments or postponements of such meeting.

In accordance with rules and regulations of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we make available proxy materials, which include the Notice of Annual Meeting, this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2017 (“Annual Report”), on the Internet unless otherwise instructed by the shareholder. If you received the Notice of Internet Availability of Proxy Materials (the “Notice”) by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The Notice is first being mailed to shareholders and we intend to provide access to the proxy materials to the shareholders of record beginning on or about April 26, 2018.

This Proxy Statement and our Annual Report are available at:

www.investorvote.com/MBIN

GENERAL INFORMATION

Time and Date:	8:30 a.m., local time, on Tuesday, June 5, 2018

Place:	Merchants Bancorp
11555 N. Meridian Street, First Floor Conference Room
Carmel, Indiana 46032

Record Date:	April 12, 2018

Voting:

Holders of our common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals being voted on.

MATTERS TO BE VOTED ON AND RECOMMENDATIONS

Matter	Recommendation	Page Reference for More Detail
Election of Directors	FOR each nominee	4

Ratification of the appointment of BKD, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2018	FOR	8

INFORMATION ABOUT THE MEETING AND VOTING

The following is information regarding the Annual Meeting and the voting process, presented in a question and answer format.

Why did I receive access to the proxy materials?

We have made the proxy materials available to you because as of April 12, 2018, the “Record Date” for the Annual Meeting, you held shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision.

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We are using the SEC notice and access rule that allows us to furnish our proxy materials over the Internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about April 26, 2018, we sent our shareholders the Notice by mail with instructions on how to access our proxy materials over the Internet and vote online. The Notice is not a proxy card and cannot be used to vote your shares. If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the Notice.

Who can attend the Annual Meeting?

Only holders of the Company’s common stock as of the Record Date, their authorized representatives and guests of the Company, may attend the Annual Meeting.

Who may vote at the Annual Meeting?

The proxy materials are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only the Company’s common shareholders of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date 28,692,206 shares of the Company’s common stock were outstanding.

How can you attend and vote?

You may own your shares of common stock of the Company in one or more of the following ways:

•                  Directly in your name as shareholder of record; or

•                  Indirectly through a broker, bank, or other holder of record (your “nominee”) in “street name.”

For shares which you are the shareholder of record, you may vote your shares by Internet, or by requesting a proxy card and completing, signing, and returning it in the postage-paid envelope that will be provided. Simply follow the easy instructions provided on the Notice or proxy card. You may also vote in person at the Annual Meeting. Execution of a proxy card or voting via Internet will not affect your right to attend the Annual Meeting.

If your shares are held in “street name,” please follow the instructions provided by your nominee on the voting instruction form or notice in order to vote your shares by Internet, or by signing, dating and returning the voting instruction form in the enclosed postage-paid envelope. If you desire to vote in person at the Annual Meeting, you must provide a legal proxy from your nominee.

What happens if I do not give specific voting instructions?

Shareholders of Record.    If you are a shareholder of record and you (a) indicate when voting on the Internet that you wish to vote as recommended by the Board; or (b) sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their judgment with respect to any other matters properly presented for a vote at the meeting.

Shares Held in Street Name.    If your shares are held in “street name” and you do not provide your nominee with specific voting instructions, then, under applicable rules, your nominee may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Can I change my vote after I return the proxy card or after voting electronically?

If you are a shareholder of record, you may revoke your proxy and change your vote at any time before it is voted. Prior to the applicable cutoff time, you may change your vote using the Internet, in which case only your latest Internet proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Secretary of the Company prior to the Annual Meeting.

If you hold your shares in “street name,” you may revoke your proxy by following instructions provided by your nominee.

No notice of revocation or later-dated proxy will be effective until received by the Company’s Corporate Secretary at or prior to the Annual Meeting.

What options do I have in voting on each of the proposals?

For Proposal 1 — Election of Directors, you may vote “FOR” or “WITHHOLD” for each director nominee. For Proposal 2 — Ratification of Independent Registered Public Accountant and any other proposal that may properly be brought before the Annual Meeting, you may vote “FOR,” “AGAINST,” OR “ABSTAIN.”

What is the quorum required for each matter?

The holders of a majority of the outstanding shares of the Company entitled to vote on each matter represented in person or by proxy will constitute a quorum for purposes of such matter at the Annual Meeting. If less than a majority of the outstanding shares are represented at the meeting, a majority of the shares represented may adjourn the meeting at any time.

As of the Record Date 28,692,206 shares of the Company’s common stock were outstanding. Therefore, at least 14,346,104 shares need to be represented in order to constitute a quorum.

How many votes are needed for approval of each proposal?

Our Directors are elected by a plurality of the votes cast at the Annual Meeting.  This means that the nominees for Director receiving the largest number of votes cast “FOR” will be elected up to the maximum number of Directors to be elected at the Annual Meeting to serve until the Company’s 2019 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal, or death.

Ratification of the selection of BKD, LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Abstentions and, unless your nominee’s authority to vote on a particular matter is limited, broker non-votes are counted in determining the votes present at the meeting. A nominee has limited authority to vote on the election of Directors but is not limited as to the proposal relating to the ratification of the selection of BKD, LLP as the Company’s independent registered public accounting firm. With respect to the election of Directors, abstentions, broker non-votes and instructions on the enclosed form of proxy to “WITHHOLD” to vote “FOR” one or more of the nominees will result in the nominee receiving fewer votes, but will not affect the outcome of the election. With respect to the ratification of the selection of BKD, LLP, abstentions and broker non-votes have the same effect as a vote against the proposal.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of preparing, assembling, and distributing the proxy materials, including printing and mailing any copy of this proxy statement requested by a shareholder. In addition to solicitations by mail, Directors and Officers of the Company and its subsidiaries may solicit proxies personally, by telephone, telefax, electronic mail or in person, but such persons will not be specially compensated for their services.

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s Second Amended and Restated By-Laws (“By-Laws”) will be considered. Aside from the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.

Each of the Board’s nominees for Director has consented to serving as a Director of the Company. Should any nominee for Director become unable or unwilling to accept nomination or election, the persons acting under the proxy intend to vote for the election of another person recommended by the Nominating and Corporate Governance Committee and nominated by the Board. The Company has no reason to believe that any of the nominees for Director will be unable or unwilling to serve if elected to office.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, shareholders entitled to vote will elect nine (9) Directors to serve until the Company’s 2019 annual meeting of shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier resignation, removal, or death. Set forth below is information concerning the nominees for election as directors. The Board recommends that that shareholders vote “FOR” each of the nominees for election as Director.

NOMINEES

Name	Age	Occupation	Director Since
Michael F. Petrie	64	Chairman and Chief Executive Officer of the Company and Merchants Bank	2006
Randall D. Rogers	72	Vice Chairman of the Company	2006
Michael J. Dunlap	52	President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank	2014
Scott E. Evans	53	Lynn Market President and Co-Chief Operating Officer of Merchants Bank	2006
Sue Anne Gilroy	69	Executive Director and Vice President of Development for the St. Vincent Foundation, Indianapolis, Indiana	2017
Patrick D. O’Brien	60	President of O’Brien Toyota, a Toyota dealership serving Indianapolis, Indiana	2013
John W. Perry	74	Senior Vice President and Trust Officer of Terre Haute Savings Bank, Terre Haute, Indiana	2011
Anne E. Sellers	57	Managing Principal and majority owner of Sensory Technologies, LLC	2017
David N. Shane	70	Former member of board of managers, President, and Chief Executive Officer of LDI Ltd., LLC	2013

There are no arrangement or understandings between any of our nominees or executive officers and any other person pursuant to which any of our nominees or executive officers have been selected for their respective positions. No nominee, current Director, or Executive Officer is related to any other nominee, current Director, or Executive Officer. No nominee for Director or executive officer has been a director of another “public company” (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or of any investment company within the past five years.

The business experience of each of the nominees for Director, as well as their qualifications to serve on the Board, is as follows:

Michael F. Petrie.    Mr. Petrie has served as the Chairman and Chief Executive Officer of the Company and its subsidiary Merchants Bank of Indiana (“Merchants Bank”) since October 2006 and March 2002, respectively. Prior to January 1, 2018, Mr. Petrie had also served as President of the Company’s subsidiary P/R Mortgage and Investment Corp. (“P/RMIC”) since it was founded by Mr. Petrie and Mr. Rogers in August 1990.

In addition to Mr. Petrie’s positions at the Company and its subsidiaries, Mr. Petrie serves as the trustee of the Michael F. Petrie & Jody J. Petrie Foundation, the Chairman of Merchants Affordable Housing Corp., not-for-profit affordable housing provider, and as a director of Hirsch Bros. Financial, LLC and the Indiana Affordable Housing Council. Additionally, Mr. Petrie serves on the National Board for the Indiana University Varsity Club and the Advisory Board for the Indiana University Center for Real Estate Studies. In 2005, Mr. Petrie served as Chairman of the Mortgage Bankers Association Board of Directors, Washington, D.C. Mr. Petrie is a graduate of Indiana University with both a Bachelor of Science and Master of Business Administration in finance.

Mr. Petrie brings to the Board, among other skills and qualifications, extensive bank management experience derived from working over 38 years in the mortgage banking industry. Mr. Petrie also brings to the Board a broad strategic vision for the Company, and the Board believes this is valuable in developing and implementing the Company’s strategic growth initiatives.

Randall D. Rogers.    Mr. Rogers has served as a Director of the Company and the Vice Chairman of Merchants Bank since October 2006 and March 2002, respectively, Chairman of P/RMIC since it was founded by Mr. Petrie and Mr. Rogers in August 1990, and Vice Chairman of the Company since January 1, 2018. Prior to January 1, 2018, Mr. Rogers had also served as President and Chief Operating Officer of the Company since 2011.

In addition to Mr. Rogers’ positions at the Company and its subsidiaries, Mr. Rogers is also directly involved with the Rogers Family Foundation, which is administered by Central Indiana Community Foundation, which annually directs gifts to various 501(c)(3) organizations supporting causes such as children’s arts, the environment, animal welfare, poverty, healthcare, childhood education, and re-employment support. Mr. Rogers is a graduate of The University of North Carolina at Chapel Hill with a degree in economics and of the Stonier Graduate School of Banking at Rutgers University.

Mr. Rogers’ more than 40 years of mortgage banking experience, including deep experience in multi-family lending and his involvement as a co-founder of our Company, make him uniquely qualified to serve as a Director and Vice Chairman of our Board.

Michael J. Dunlap.    Mr. Dunlap has served as a Director of the Company since May 2014. Mr. Dunlap became President and Chief Operating Officer of the Company on January 1, 2018 and has been President and Co-Chief Operating Officer of Merchants Bank since May 2014. Mr. Dunlap has over 25 years of mortgage banking experience and joined Merchants Bank as Senior Vice President of Mortgage Banking in August 2009 and has been primarily responsible for establishing our warehouse lending platform and Merchants Mortgage, a division of Merchants Bank focused on single-family mortgage origination and servicing. Prior to joining the Company, Mr. Dunlap served as Chief Financial Officer of National City Mortgage, which was acquired The PNC Financial Services Group, Inc. and prior to that held similar finance positions at Bank One, which was acquired JPMorgan Chase & Co., and Waterfield Mortgage Co., which was acquired by Huntington Bancshares, Inc.

Mr. Dunlap is a graduate of Indiana University with a degree in accounting and is a former licensed Certified Public Accountant.

Mr. Dunlap’s extensive experience and knowledge of the Company and its products and services is tremendously valuable to the Board.

Scott A. Evans.    Mr. Evans has served as a Director of the Company and President and Co-Chief Operating Officer of Merchants Bank’s Lynn Market since March 2004 and Chairman of the Board of Directors of the Company’s subsidiary, Joy State Bank, since 2017. Mr. Evans has almost 30 years of community banking and related experience. Prior to joining the Company, Mr. Evans was Assistant Vice President, Agriculture Lending at Bath State Bank, Bath, Indiana from 2002 to 2004. Also, Mr. Evans served Vice President of The Farmers State Bank, New Madison, Ohio from 1989 to 2000 where he performed a variety management functions, including with respect to compliance, human resources, information technology, information security, and accounting.

In addition to Mr. Evans’ positions at the Company and its subsidiaries, Mr. Evans also serves as chairman of the finance committee of Saint Vincent Randolph Hospital Foundation and is a member of the Ohio Farm Bureau and Ohio Corn and Wheat Growers Association. Mr. Evans is a graduate of The Ohio State University with a Bachelor of Science degree in agriculture, with an emphasis in agriculture economics and finance.

Mr. Evans brings to the Board, among other skills and qualifications, extensive experience in community banking, and in particular in agricultural lending.

Sue Anne Gilroy.    Ms. Gilroy has served as a Director of the Company since June 2017. Ms. Gilroy has served as Executive Director and Vice President of Development for the St. Vincent Foundation, Indianapolis, Indiana, since 2005. Ms. Gilroy has held a number of offices in public service and previously served as Indiana’s first female Secretary of State from 1994 to 2002, the first female director of Indianapolis and Marion County, Indiana’s consolidated city-county government as Director of Indianapolis Parks and Recreation from 1974 to 1976, Senator Richard G. Lugar’s Indiana State Director from 1990 to 1993, and on Indiana Governor Mitch Daniels’ Blue Ribbon Commission on Local Government Reform in 2007.

In addition, Ms. Gilroy also serves on the board of directors of the University of Indianapolis, Indianapolis Oasis, and University High School, Indianapolis, Indiana, on the advisory boards of the Richard G. Lugar Center for Tomorrow’s Leaders at the University of Indianapolis and True Brothers Initiative of Lambda Chi Alpha Fraternity, and as trustee of the Endowment Fund Board of Tabernacle Presbyterian Church. Ms. Gilroy is a graduate of DePauw University with a degree in speech and secondary education and holds a master’s degree in public administration from Indiana University, Indianapolis.

Ms. Gilroy brings to the Board, among other skills and qualifications, the experiences of a career in public sector management, as well as extensive leadership in the non-profit world.

Patrick D. O’Brien.    Mr. O’Brien has served as a Director of the Company since November 2013. Since 1990 Mr. O’Brien has been President of O’Brien Toyota, a Toyota dealership serving Indianapolis, Indiana. In addition, Mr. O’Brien is on the executive committee of K&P Property Development, LLC, a real estate holding company, and co-owner and managing member of Pinheads, a family entertainment center in Fishers, Indiana. Mr. O’Brien has previously served as chairman of Toyota’s Regional Dealer Council, which serves a four state area including Indiana, chairman of the Chicago Region Toyota Dealer Advertising Association, and President of the Auto Dealers

Association of Indiana. Mr. O’Brien is a graduate of Indiana University with a bachelor’s degree in business management.

Mr. O’Brien brings to the Board, among other skills, a wide range of knowledge and perspective relative to operating successful businesses and the business community in our Indianapolis market.

John W. Perry.    Mr. Perry has served as a Director of the Company since November 2011. Since December 2004, Mr. Perry has been Senior Vice President and Trust Officer of Terre Haute Savings Bank, Terre Haute, Indiana. From 1974 to 2000 Mr. Perry served in various capacities in community banking at First Financial Corporation, Terre Haute, Indiana, and its subsidiary Terre Haute First National Bank, now known as First Financial Bank, National Association, including as Cashier, Trust Officer, Chief Financial Officer, and Board Secretary. From 2001 to 2004 Mr. Perry served as the First Vice President and Trust Officer for Union Federal Bank of Indianapolis.

In addition, since 2014 Mr. Perry has also been a director of THSB Investment Company. Mr. Perry also served on the Accounting Committee of the American Bankers Association from 1988 to 1992 and is currently the Chairman of the Congregation Finance Committee for Sisters of Providence. Mr. Perry holds a Bachelor of Science and Master of Business Administration from Indiana State University and is a graduate of the Stonier Graduate School of Banking at Rutgers University.

Mr. Perry brings to the Board, among other skills and qualifications, more than 40 years of experience in community banking and extensive accounting knowledge, including as a CPA and having served as Chief Financial Officer of a community bank.

Anne E. Sellers.    Ms. Sellers has served as a Director of the Company since June 2017. Since 2006 Ms. Sellers has served as Managing Principal and majority owner of Sensory Technologies, LLC, an Indianapolis-based company that specializes in audiovisual integration technologies, including videoconferencing system design, web streaming and distribution, and sound and acoustic design.

Ms. Sellers has also previously served in a variety of accounting and finance roles, including with Ernst & Young. In addition, Ms. Sellers is also a member of the board of directors of the National Systems Contractors Association and The Alliance Group, a member of the executive committee of The Gathering, and a past member of the board of directors of the National Association of Women Business Owners, Indianapolis Chapter. Ms. Sellers is a graduate of DePauw University with a degree in economics.

Ms. Sellers brings to the Board, among other skills and qualifications, extensive experience in management and leadership in the technology industry.

David N. Shane.    Mr. Shane has served as a Director of the Company since November 2013. Mr. Shane previously served as member of the board of managers of LDI Ltd., LLC, an Indianapolis based diversified holding company that focuses on funding and operating middle-market companies, and as its President and Chief Executive Officer from 2007 to 2012 and its Vice-President and Executive Vice-President from 1997 to 2006. From 1981 to 1995 Mr. Shane was an attorney and most recently a partner at the law firm of Baker & Daniels LLP, now Faegre Baker Daniels LLP.

In addition, Mr. Shane is also a director at Our Health, Inc. and Syndicate Sales, Inc., and serves as a member of the board of directors of Lilly Endowment, Inc., The Mind Trust, and Ascend Indiana, Inc., and as a member of the board of trustees of Wabash College. Mr. Shane is a graduate of Wabash College with a degree in English and received his juris doctor degree from Duke University School of Law.

Mr. Shane brings to the Board, among other skills and qualifications, extensive business and legal skills that assist the Board in fulfilling its oversight role of management.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected, and the Board as ratified, BKD, LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, subject to ratification by shareholders.  A representative of BKD, LLP is expected to be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the selection of the independent registered public accounting firm is not approved by a majority of the votes cast by shareholders at the annual meeting, the Audit Committee of the Board will consider other independent registered public accounting firms.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our Executive Officers and management. Our Directors fulfill their duties and responsibilities by attending regular meetings of the Board, with additional special meetings held from time to time. Our Directors also discuss business and other matters with Messrs. Petrie and Dunlap, and other key executives, as well as our principal external advisers (legal counsel, auditors, and other consultants) at times other than regularly scheduled meetings when appropriate.

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our First Amended and Restated Articles of Incorporation (“Articles”) and By-Laws.

The Board held seven (7) regularly scheduled and special meetings during 2017. In 2018, the full board intends to meet four (4) times, with special meetings held from time to time when necessary, and through committee membership, which is discussed below. During 2017, all directors attended at least 75 percent of the meetings of the board and the committees on which they served. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. All of the directors serving at that time were present at the Company’s 2017 annual meeting of shareholders.

Director Independence

Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC, our Board has affirmatively determined that five (5) of the nine (9) directors qualify as independent directors: Ms. Gilroy, Mr. O’Brien, Mr. Perry, Ms. Sellers and Mr. Shane. Messrs. Petrie, Dunlap, and Evans do not qualify as independent Directors because each is an Executive Officer. Mr. Rogers does not qualify as an independent director because he was our President and Chief Operating Officer in 2017.

Our Board has a Chairman whose duties are described in our By-Laws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman, and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other Director, including a non-employee or independent Director, may be elected to serve as Chairman. At present, the positions of Chairman and Chief Executive Officer are both held by Mr. Petrie. The Board believes that Mr. Petrie is best situated to serve as

Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy.

However, our Board has adopted a written charter to govern in the event the positions of Chairman and Chief Executive Officer are held by the same individual. This “Lead Independent Director Charter” was developed to describe the responsibilities of the Lead Independent Director in the same individual is Chairman and Chief Executive Officer, and the Lead Independent Director will be a member of the Board who satisfies the requirements for independent directors under the Nasdaq rules. The Lead Independent Director is currently John W. Perry.

As described in the charter, the Lead Independent Director has responsibility for, among other things:

•                  consulting with the Chief Executive Officer for Board schedules and agendas, including advising the Chief Executive Officer as to the quality, quantity, and timeliness of the information submitted by Merchants’ management;

•                  organize meetings of the independent Directors as necessary to, in part, ensure they have adequate resources for decision making and to serve as the principal liaison between the independent Directors and the Chief Executive Officer;

•                  conducting exit interviews with all departing senior executives, as appropriate; and

•                  handling other such matters that are specifically delegated to the Lead Independent Director by our Board from time to time.

Consistent with Nasdaq rules, the independent Directors regularly have the opportunity to meet without the non-independent Directors present. In 2017, the Board did not hold independent sessions of the independent Directors, primarily because we were not a public company prior to October 26, 2017.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

While the full Board is charged with ultimate oversight responsibility for risk management, various committees of the Board and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and organizational risks, and receives regular reports from senior management regarding comprehensive organizational risk as well as particular areas of concern. The Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Further, our Chairman meets regularly with senior management to discuss strategy and the risks we face.  Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Board Committees

Our Board currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee is comprised solely of Directors that meet the definition of “independent director” under the Nasdaq rules, and as to the Audit Committee, also satisfy the requirements of SEC Rule 10A-3. Each of the committees of the Board meets at such times as determined to be necessary.

Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Articles and By-Laws.

Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a written charter which sets forth the committee’s duties and responsibilities and is reviewed by the committee on a regular basis. The current charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available on the investor relations section of our website, http://investors.merchantsbankofindiana.com/.

The following table identifies our standing committees and their members.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sue Anne Gilroy	M	M	M
Patrick D. O’Brien	M	C	M
John W. Perry	C	M	M
Anne E. Sellers	M	M	M
David N. Shane	M	M	C
Number of Meetings in 2017	6	2	0

M: Member of Committee

C: Chairperson of Committee

Audit Committee

Our Board has affirmatively determined that each member of the Audit Committee also satisfies the additional independence standards under the Nasdaq rules and applicable SEC rules for audit committee service and has the ability to read and understand fundamental financial statements. In addition, our board has determined that each of John W. Perry, Anne E. Seller and David N. Shane qualify as an “audit committee financial expert,” as that term is defined under the applicable SEC rules.

As described in its charter, our Audit Committee has responsibility for, among other things:

•                  selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

•                  reviewing the independence of our independent auditors;

•                  reviewing actions by management on recommendations of the independent auditors and internal auditors;

•                  meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures and results;

•                  reviewing earnings releases, financial statements and reports to be filed with the SEC or otherwise;

•                  reviewing and approving transactions for potential conflicts of interest under our Code of Conduct; and

•                  handling other such matters that are specifically delegated to the Audit Committee by our board of directors from time to time.

Compensation Committee.

As described in its charter, our Compensation Committee has responsibility for, among other things:

•                  reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•                  determining the annual compensation of our Chief Executive Officer;

•                  establishing subjective and objective criteria to serve as the basis for other Executive Officers’ compensation and reviewing the compensation decisions made by our Chief Executive Officer with respect to our other Executive Officers;

•                  reviewing the talent development and executive succession planning process with our Chief Executive Officer;

•                  overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board relating to these matters;

•                  preparing the Compensation Committee report required by SEC rules to be included in our future annual reports and proxy statements; and

•                  handling such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.

Nominating and Corporate Governance Committee.

As described in its charter, our Nominating and Corporate Governance Committee has responsibility for, among other things:

•                  recommending persons to be selected by our Board as nominees for election as directors or to fill any vacancies on our Board;

•                  monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;

•                  conducting annual performance evaluations of the Board, including through requests and comments from all directors of the Board;

•                  developing, reviewing and monitoring compliance with our corporate governance guidelines, requirements of applicable laws, regulations, the Nasdaq rules, the Sarbanes-Oxley Act, and other federal banking laws;

•                  reviewing annually the composition of our Board and committees as a whole and making recommendations on the qualifications, independence, structure, and reporting of the same;

•                  reviewing shareholder proposals properly submitted, including any proposed amendments to our Articles or By-Laws; and

•                  handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by our Board from time to time.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact our Board by contacting Michael F. Petrie, Secretary, Merchants Bancorp at 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032 or (317) 569-7420.

Nominations of Directors. In accordance with our By-Laws, a shareholder may nominate a Director for election at an annual meeting of shareholders by giving written notice of such nomination to our Secretary, at the above address, which much be received not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such written notice, to be timely, shall be delivered or mailed to the Secretary and received at our principal office not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed to shareholders or such prior public disclosure was made. On April 13, 2018,  we filed a Current Report on Form 8-K announcing the date of the Annual Meeting, which means any shareholder nomination for a Director must have been delivered to our Secretary no later than April 23, 2018 for the Annual Meeting. We have not received any shareholder nominations for Director.

The shareholder’s notice to the Secretary must include: (a) the name and address of record of the nominating shareholder; (b) a representation that the nominating shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the nominating shareholder and each nominee and any other person (naming such person) pursuant to which the nominations are to be made by the nominating shareholder; (e) such other information regarding each nominee proposed by such nominating shareholder as is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, as in effect; and (f) the consent of each nominee to serve as a Director of the Company if so elected.

Other Shareholder Proposals.  In accordance with our By-Laws, for proposals to be otherwise brought by a shareholder and voted upon at an annual meeting of shareholders, the shareholder must give written notice of the proposal to our Secretary, at the above address, which much be received not less than 90 days nor more than 120 days prior to the annual meeting. However, that if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, such written notice, to be timely, shall be delivered or mailed to the Secretary and received at our principal office not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed to shareholders or such prior public disclosure was made. On April 13, 2018  we filed a Current Report on Form 8-K announcing the date of the Annual Meeting, which means any shareholder proposal must have been delivered to our Secretary no later than April 23, 2018 for the Annual Meeting. We have not received any shareholder proposals.

The shareholder’s notice to the Secretary must include: (a) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address of record of the shareholder proposing such business; (c) the number of shares of our common stock beneficially owned by such shareholder on the date of such shareholder’s notice; and (d) any financial or other interest of such shareholder in the proposal.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee (a) is or has ever been an employee of ours, (b) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respects to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (c) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.

Code of Conduct

We have a Code of Conduct that applies to all of our Directors and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our Directors and employees to follow. Our Code of Conduct is available on investor relations section of our website, http://investors.merchantsbankofindiana.com/. In accordance with SEC rules, we intend to disclose on the investor relations section of our website any amendments to the Code of Conduct, or any waivers of its requirements, that apply to our Executive Officers to the extent such disclosure is required.

DIRECTOR COMPENSATION

The following table provides the compensation received by individuals who served as our Non-Executive Directors during the fiscal year ended December 31, 2017.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each Director. Each of Messrs. Petrie, Rogers, Dunlap, and Evans were Executive Directors in 2017 and did not receive additional compensation for their service as a Director.

Name	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Thomas W. Dinwiddie (1)	$10,500	—	—	—	$10,500
Sue Anne Gilroy (2)	19,000	—	—	—	19,000
Patrick D. O’Brien	32,500	—	—	—	32,500
John W. Perry	35,000	—	—	—	35,000
Anne E. Sellers (2)	22,000	—	—	—	22,000
David N. Shane	32,000	—	—	—	32,000

(1) Mr. Dinwiddie was a Director of the Company until June 2017.

(2) Mss. Gilroy and Sellers were appointed as Directors of the Company in June 2017.

Directors’ Fees

For 2017, Non-Executive Directors received $3,000 per Board meeting attended and members of the Boards’ committees, as well as the chairpersons thereof received an additional fee of $1,000 and $1,500 per committee meeting attended, respectively. Each of our Directors also serves as a director of Merchants Bank. No additional compensation is paid to our Directors for service as a director of Merchants Bank or any of our subsidiaries.

The Compensation Committee has reviewed the compensation of our Non-Executive Directors in comparison to other publicly-traded bank holding companies of similar asset size and in consideration of the increased responsibilities of the Company’s Directors as a reporting company under the Exchange Act, and approved increasing the compensation paid to Non-Executive Directors as follows, beginning in June 2018:

•                  Annual cash retainer of $15,000;

•                  Annual award of restricted stock equal to $10,000 (rounded up to the nearest whole share);

•                  $1,000 per Board meeting attended (whether in person or by telephone);

•                  $1,000, $500, and $500 per Audit, Compensation, and Nominating and Corporate Governance Committee meeting attended , respectively (whether in person or by telephone); and

•                  $7,500, $2,500, and $2,500 to the Chairpersons of the Audit, Compensation, and Nominating and Corporate Governance Committees, respectively.

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our Principal Executive Officer and our two other most highly compensated Executive Officers, which are referred to as our “Named Executive Officers.”

Our Named Executive Officers for 2017 were:

•                  Michael F. Petrie, Chairman of the Board and Chief Executive Officer.

•                  Michael J. Dunlap, President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank.

•                  Michael R. Dury, President and Chief Operating Officer of P/RMIC.

The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by our Named Executive Officers for services rendered to us and our subsidiaries in all capacities during the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Michael F. Petrie	2017	600,000	—	—	18,980	618,980
Chairman of the Board and Chief Executive Officer	2016	575,000	—	—	17,520	592,520
Michael J. Dunlap	2017	250,000	350,100	187,715	8,100	795,915
President and Chief Operating Officer of the Company and President and Co-Chief Operating Officer of Merchants Bank (3)	2016	225,000	225,000	168,730	7,950	626,680
Michael R. Dury	2017	100,000	2,558,541	105,097	8,100	2,771,738
President and Chief Operating Officer of P/RMIC (4)	2016	75,000	986,334	78,736	4,228	1,144,298

(1)                                 Restricted stock awards are generally made in the first quarter of the following year based on our full year performance. For 2017, stock awards were made by the Compensation Committee in February 2018. For 2016, stock awards were made by the Compensation Committee in January 2017. The amounts set forth in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards for the years ended December 31, 2017 and 2016 in accordance with FASB ASC Topic 718.

(2)                                 “All Other Compensation” for the Named Executive Officers during 2017 and 2016 includes our match under the terms of our 401(k) Plan and for Mr. Petrie includes monthly country club dues and assessments.

(3)                                 For 2017, Mr. Dunlap served as President and Co-Chief Operating Officer of Merchants Bank.

(4)                                 For 2017, Mr. Dury served as Executive Vice President and Chief Operating Officer of P/RMIC.

General

We compensate our Named Executive Officers (other than Mr. Petrie) through a combination of base salary, annual bonuses, equity awards, and other benefits. Our Compensation Committee believes the executive compensation packages that we provide to our executives, including the Named Executive Officers (other than Mr. Petrie), should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our Named Executive Officers.

Base Salary

The Compensation Committee reviews and approves base salaries of our Named Executive Officers and sets the compensation of our Chief Executive Officer. In setting the base salary of each Named Executive Officer, the Committee relied on market data provided by our internal human resources department and survey data from industry resources. The Compensation Committee also retains independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility.

Bonus

Annual bonuses for Mr. Dunlap and Mr. Dury are approved by the Compensation Committee subject to the terms of their respective incentive arrangements.

Equity Awards

Prior to our adoption of the 2017 Equity Incentive Plan, the equity awards we issued historically consisted of restricted stock awards issued pursuant to the Prior Incentive Plan, which, as described more fully below, allowed the Compensation Committee to establish the terms and conditions of the awards, subject to the Prior Incentive Plan’s terms.

Benefits

401(k) Plan.    The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees (including those of our subsidiaries). The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named Executive Officers, all of whom were eligible during 2017, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer between 1% and 100% of their compensation to the 401(k) Plan, up to the applicable IRS limit. We currently match, dollar for dollar, the first 3% of an employee’s contribution to the 401(k) Plan. Our match is contributed in the form of cash and is invested according to the employee’s current investment allocation.

Health and Welfare Benefits.    Our Named Executive Officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the Named Executive Officers with any health and welfare benefits that are not generally available to our other employees.

Perquisites.    We pay monthly dues and assessments for a country club membership for Mr. Petrie which he uses primarily to entertain current and prospective customers. We do not provide any other perquisites to our Named Executive Officers.

Employment Agreements

Mr. Petrie does not have an employment agreement.

Mr. Dunlap does not have an employment agreement. We entered into a bonus arrangement with Mr. Dunlap which provides an opportunity for him to earn 50% of his base salary if Merchants Bank’s warehouse pretax income is 100% of the annual target and an additional $5,000 for each additional $100,000 of Merchants Bank’s warehouse pretax income in excess of the target up to a maximum of base salary.

We entered into an “at will” employment agreement dated December 29, 2010, as amended effective January 1, 2017, with Mr. Dury which provides for a base salary of $53,500, which we have increased from time to time in our discretion, and the opportunity to earn commissions on loan fees received by us on loans originated by Mr. Dury. The loan fees on which Mr. Dury earns commissions are determined in our sole discretion and do not include fees paid prior to or after closing, or fees paid by any party other than the borrower.

Under the amended employment agreement, Mr. Dury had the opportunity to earn commissions for 2017 on the basis below:

Fees on Loans Originated by Mr. Dury	Commissions Earned by Mr. Dury
Under $107,000	None
Exceeds $107,000 but less than $250,000	10% of fees in excess of $107,000
Exceeds $250,000 but less than $500,000	$14,300 plus 20% of fees in excess of $250,000
Exceeds $500,000 but less than $750,000	$64,300 plus 25% of fees in excess of $500,000
Exceeds $750,000	$126,800 plus 30% of fees in excess of $750,000

Mr. Dury’s employment agreement includes certain restrictive covenants, including a 12-month non-competition period.

Long-Term Incentive Plans

Equity-based incentive awards are currently made though our 2017 Equity Incentive Plan (the “2017 Incentive Plan”). We also maintain the Incentive Plan for Merchants Bank of Indiana Executive Officers (the “Prior Incentive Plan”). As of the effective date of the 2017 Equity Incentive Plan, no further awards shall be granted under the Prior Incentive Plan. However, any previously outstanding incentive award granted under the Prior Incentive Plan remains subject to the terms of such plans until the time it is no longer outstanding.

Merchants Bancorp 2017 Equity Incentive Plan

The 2017 Equity Incentive Plan was adopted by our Board on June 22, 2017 and approved by our shareholders on July 5, 2017. The 2017 Equity Incentive Plan was designed to ensure availability of equity awards that will assist us in attracting, retaining and rewarding key employees, directors and other service providers. Pursuant to the 2017 Equity Incentive Plan, a committee of the Board (the “Committee,” for which the Compensation Committee has been appointed by the Board to serve in such role) is allowed to grant awards to eligible persons in the form of qualified and non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights and other incentive awards. Up to 1,500,000 shares of common stock are available for issuance under the 2017 Equity Incentive Plan. As of December 31, 2017, there have been no awards under the 2017 Equity Incentive Plan.

Awards vest, become exercisable and contain such other terms and conditions as determined by the Committee and set forth in individual agreements with the participants receiving the awards. Awards to our Chief Executive Officer must have a vesting period of at least three (3) years. The 2017 Equity Incentive Plan enables the Committee to set specific performance criteria, in compliance with the United States Treasury Department’s final “Guidance on Sound Incentive Compensation Policies,” that must be met before an award vests under the 2017 Equity Incentive Plan. In establishing criteria, the Committee must attempt to balance risk and financial results in a manner that does not encourage participants to expose us to unnecessary or excess risks. At least 50% of any award to the Chief Executive Officer must be performance-based. An award agreement with the Chief Executive Officer also must stipulate that the Chief Executive Officer will hold shares of stock received for at least a 12-month period after vesting requirements are satisfied, unless the Chief Executive Officer incurs a termination of service, in which case the holding period ends on the termination date.

The 2017 Equity Incentive Plan allows for acceleration of vesting and exercise privileges of grants if a change in control occurs and a participant incurs a termination of service without cause following the change in control or in the event of a participant’s death or total disability. If a participant’s job is terminated for cause, then all unvested awards expire at the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our Named Executive Officers regarding outstanding unvested stock awards held by the Named Executive Officers as of December 31, 2017.

None of our Named Executive Officers had outstanding stock options as of December 31, 2017.  Market values are presented as of the end of 2017 (based on the closing price of $19.68 on December 31, 2017).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael F. Petrie	—	—
Michael J. Dunlap (2)	24,923	490,485
Michael R. Dury (3)	12,752	250,959

(1)         All shares were awarded under our Prior Incentive Plan and will accelerated and vest in full upon a change in control (as defined in the Prior Incentive Plan). For any increment of an award that vests and would result in a fractional share (due to our 2.5 for 1 stock split in 2017), the holder will be paid cash in lieu of such fractional share as of date that such increment vests.

(2)         2,864 shares vest at December 31, 2018, 1,340 vest at February 22, 2019, and 11,366 vest at December 31, 2019, and 9,353 vest at December 31, 2020.

(3)         1,336 vest at December 31, 2018, 750 vest at February 22, 2019, and 5,429 vest at December 31, 2019, and 5,237 vest at December 31, 2020.

EXECUTIVE OFFICERS

A description of the background and business experience of our current Executive Officers who are not Directors is provided below. Messrs. Petrie, Dunlap, and Evans,’ each of whom currently serves as a Director, background and business experience is discussed in Election of Directors above.

John F. Macke, 52.    Mr. Macke joined Merchants in July 2017 as the Chief Financial Officer. Prior to joining Merchants, Mr. Macke served as Executive Vice President of Capital Markets at Stonegate Mortgage Corporation where he also served as Chief Financial Officer from April 2013 to May 2014 after joining in January 2012. Mr. Macke also held executive positions with Freedom Mortgage and Irwin Mortgage and has over 25 years of mortgage banking experience. Mr. Macke holds a Bachelor of Science degree in Business Administration from the University of Dayton and an MBA from Indiana University.

Michael R. Dury, 33.    Mr. Dury joined P/RMIC in July 2007and has served in various capacities, starting as a Real Estate Investment Officer and is currently in the position of President and Chief Operating Officer of P/RMIC. During his employment with P/RMIC, Mr. Dury has also served as the Assistant Vice President, Vice President, and Senior Vice President and Chief Operating Officer. In addition to his professional employment, Mr. Dury serves as the President of the Board of Directors of The Notre Dame Club of Indiana.

Susan D. Kucer, 63.    Ms. Kucer joined Merchants Bank in February 2016 as the President of the Indianapolis Market. Prior to joining Merchants Bank, Ms. Kucer served as Senior Vice President and the Business Banking Market Manager for PNC Bank from November 1982 through December 2016. At PNC Bank Ms. Kucer led a team of sales and relationship managers to provide deposit, lending, treasury management and merchant services to business customers throughout four Midwest states. Ms. Kucer is currently on the board of Visitors for Butler University’s College of Liberal Arts and Sciences and on the Board of Trustees for Brebeuf Jesuit Preparatory School.

Jerry F. Koors, 54.    Mr. Koors joined Merchants Mortgage in October 2013 as the President. Prior to joining Merchants Mortgage, Mr. Koors had served as a Regional Vice President for PNC Mortgage since February 1995. Mr. Koors has spent over 20 years in lending and bank-related management roles, including managing up to 120 loan officers in up to five states in the origination of investment quality loans sold to various agencies.

Richard L. Belser, 66.    Mr. Belser joined Merchants Bank in July 2007 as Senior Vice President and Senior Credit Officer for the Indianapolis market. Following graduation with a finance degree from the Indiana University Kelley School of Business and an MBA degree from Butler University, his banking career spans over 40 years holding executive management positions in Retail, Business, and Corporate Banking. Mr. Belser’s responsibilities include Loan Administration and Chairman of Merchants Bank’s Discount Committee.

Kevin T. Langford, 50.    Mr. Langford joined Merchants Bank in January 2017and is currently the Senior Vice President and Chief Administrative Officer and his responsibilities include management of human resources, information technology, compliance and marketing. Prior to joining Merchants Bank, Mr. Langford served in various executive and management capacities with First Financial Bank in Cincinnati, Ohio, including President of Community Banking, President of Consumer Banking, CIO, and CAO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT The following table sets forth information as of the Record Date regarding the beneficial ownership of our common stock:

•                  each shareholder known by us to beneficially own more than 5% of our outstanding common stock,

•                  each of our Directors,

•                  each of our Named Executive Officers, and

•                  all of our Directors and Executive Officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.

The percentage of beneficial ownership is based on 28,692,206 shares of our common stock outstanding as of the Record Date.

The address for each shareholder listed in the table below is: c/o Merchants Bancorp, 11555 North Meridian Street, Suite 400, Carmel, Indiana, 46032, with the exception of Basswood Capital Management, L.L.C. whose address is 645 Madison Avenue, 10th Floor, New York, New York 10022.

	Amount and Nature of Beneficial Ownership (1)
Name	Number	%
5% shareholders:
Jody J. Petrie (2)	10,003,050	34.86
Mary H. Rogers (3)	2,292,786	7.99
Katherine H. Rogers (4)	2,569,071	8.95
Carey Rogers Kulongoski (4)	2,569,071	8.95
Randall D. Rogers, Jr. (4)	2,569,071	8.95
Basswood Capital Management, L.L.C. (5)	1,722,932	6.00

Directors and Named Executive Officers:
Michael J. Dunlap	15,789	*
Michael R. Dury	22,011	*
Scott A. Evans	2,346	*
Sue Anne Gilroy	1,562	*
Patrick D. O’Brien	62,500	*
John W. Perry	14,250	*
Michael F. Petrie (6)	10,003,050	34.86
Randall D. Rogers (7)	2,292,786	7.99
Anne E. Sellers	625	*
David N. Shane	8,125	*
All Directors and Executive Officers as a group (15 persons)	12,451,889	43.40

*denotes less than 1%

(1)         Number of shares does not include shares of our common stock awarded under the Prior Incentive Plan or the 2017 Equity Incentive Plan that are unvested and the recipient is not entitled to vote or receive dividends.

(2)         Jody J. Petrie is the wife of Michael F. Petrie and is the sole trustee of the following trusts: The Julia L. Petrie Irrevocable GST Trust 2010 (950,000 shares); The Emily J. Petrie Irrevocable GST Trust 2010 (950,000 shares); The Emily J. Petrie Irrevocable Trust — 2010 (2,392,790 shares); and The Julia L. Petrie Irrevocable Trust — 2010 (2,392,790 shares). Mrs. Petrie individually holds 1,436,000 shares and her beneficial ownership also includes 1,881,470 shares held individually by Mr. Petrie as to which Mrs. Petrie may be deemed to have beneficial ownership. Mrs. Petrie disclaims beneficial ownership of shares held individually by Mr. Petrie.

(3)         Mary H. Rogers is the wife of Randall D. Rogers and is the sole trustee of the following trusts: The Katherine H. Rogers Irrevocable GST Trust 2011 (582,000 shares); The Carey Rogers Kulongoski Irrevocable GST Trust 2010 (582,000 shares); and The Randall D. Rogers, Jr. Irrevocable GST Trust 2011 (582,000 shares). Mrs. Rogers’ beneficial ownership also includes 546,786 shares held individually by Mr. Rogers as to which Mrs. Rogers may be deemed to have beneficial ownership. Mrs. Rogers disclaims beneficial ownership of shares held individually by Mr. Rogers.

(4)         Katherine H. Rogers, Carey Rogers Kulongoski, and Randall D. Rogers, Jr. are the adult children of Randall D. Rogers.

(5)         As set forth in the Schedule 13G filed February 9, 2018 by Basswood Capital Management, L.L.C. and the affiliated entities included in the Schedule 13G.

(6)         Includes 1,881,470 shares held individually by Mr. Petrie,  6,685,580 shares held by trusts of which Jody J. Petrie is the sole trustee, as described in footnote (2) above, as to which Mr. Petrie may be deemed to have beneficial ownership, and an additional 1,436,000 shares held individually by Mrs. Petrie. Mr. Petrie disclaims beneficial ownership of all shares that he does not hold individually.

(7)         Includes 546,786 shares held individually by Mr. Rogers and 1,746,000 shares held by trusts of which Mary H. Rogers is the sole trustee, as described in footnote (3) above, as to which Mr. Rogers may be deemed to have beneficial ownership. Mr. Rogers disclaims beneficial ownership of all shares that he does not hold individually.

Equity Compensation Plan Information as of December 31, 2017

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	N/A	1,500,000
Equity compensation plans not approved by security holders	—	N/A	—
Total	—	N/A	1,500,000

We do not currently have any compensation plans under which equity securities are authorized for issuance that have not been approved by security holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership of, and transactions in, our equity securities with the SEC. Our Directors and Executive Officers are also required to furnish us with copies of all such Section 16(a) reports they file. These reports are available on our website at http://investors.merchantsbankofindiana.com/InsiderFilings

Based on a review of these reports, and on written representations from our reporting persons, we believe that all such Section 16(a) filing requirements applicable to our Directors and Executive Officers were satisfied during 2017, except that Form 3s filed in connection with the initial public offering on behalf of the Section 16 reporting persons listed below inadvertently omitted their direct holdings of Merchants 8% Non-Cumulative, Perpetual Preferred Stock (“Preferred Stock”)  acquired from us in a private placement in December 2015.  The Preferred Stock is not traded, is not convertible, and is nonvoting except in certain instances.  As of October 26, 2017, the date the SEC declared the initial public offering effective, Messrs. Petrie, Rogers, O’Brien, and Dury and Ms. Kucer owned shares of Preferred Stock. In addition, Form 3s filed on behalf of Mss. Petrie and Mary Rogers also inadvertently omitted the indirect reporting of Preferred Stock owned by their spouses. Amended Form 3s for these reporting persons were filed to report ownership of the Preferred Stock as of October 26, 2017 prior to any transactions by the reporting persons in the Preferred Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with Directors and Executive Officers described in “Executive Compensation” above, the following is a description of transactions since January 1, 2017, to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our Directors, Executive Officers or beneficial holders of more than 5% of our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Joy State Bank

On January 2, 2018 we acquired Joy State Bank, an Illinois chartered bank, from Mr. Petrie, our Chairman and Chief Executive Officer, and Mr. Rogers, our Vice Chairman, for approximately $5.5 million pursuant to that Stock Purchase Agreement by and among Messrs. Petrie and Rogers, in their capacities as individuals, and us dated as of May 8, 2017. The Stock Purchase Agreement was approved by our Board and Messrs. Petrie and Rogers abstained from the vote and were excused from the meeting at the time of the vote. These votes were not considered by the Audit Committee or a special committee. The acquisition is expected to provide access to the Mortgage Partnership Finance Program, an attractive program offered through the Federal Home Loan Bank of Chicago which Merchants Bank, as an Indiana chartered state bank, cannot access. The purchase price was equal to the price paid by Messrs. Petrie and Rogers for Joy State Bank, plus their expenses and a cost of funds equal to 3.75%.

Employment Relationships with Related Parties

We employ Matt Kaercher, the son-in-law of Mr. Petrie, as SVP, Originations of P/RMIC, and Mr. Petrie’s brother, John Petrie, as SVP, Chief Underwriter of P/RMIC. Mr. Kaercher’s base salary for 2017 was $69,000 and his compensation and benefits for 2017 totaled $514,000, which consisted of a base salary, production bonus, and benefits. John Petrie’s base salary for 2017 was $108,000 and his compensation and benefits for 2017 totaled $140,000, which consisted of a base salary, bonus, and benefits.

We employ Randall Rogers, Jr., the son of Mr. Rogers, as VP, Originator of P/RMIC. Mr. Rogers’s base salary for 2017was $87,000 and his compensation and benefits for 2017 totaled $172,000, which consisted of a base salary, production bonus, and benefits.

We expect that each of Messrs. Petrie, Kaercher, and Rogers, Jr. will remain employed with the Company and receive total compensation of over $120,000 in 2018.

Legal Services from Related Party

Thomas W. Dinwiddie was member of the Board until June 22, 2017 and is a partner with the law firm of Wooden & McLaughlin LLP in Indianapolis, Indiana. During the fiscal year ended December 31, 2017 the Company paid Wooden & McLaughlin LLP $3.0 million for various legal services primarily related to documentation of current loan originations and loan collections from Merchants Bank’s borrowers.

Ordinary Banking Relationships

Certain of our Directors, officers, beneficial owners of more than 5% of our common stock and their associates were customers of and had transactions with us in the past, and additional transactions with these persons are expected to take place in the future. All outstanding loans and commitments to loan with these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us or Merchants Bank and did not involve more than the normal risk of collectability or present other unfavorable features. All such loans are approved by Merchants Bank’s board of directors in accordance with bank regulatory requirements. Similarly, all certificates of deposit and depository relationships with these persons were made in the ordinary course of business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to us or Merchants Bank.

Policies and Procedures Regarding Related Party Transactions

Transactions by us or Merchants Bank and certain of our other subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Merchants Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Merchants Bank to its executive officers, directors and principal shareholders).

Under applicable SEC and Nasdaq rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Our related parties include Directors (including nominees for election as Directors), Executive Officers, 5% shareholders and the immediate family members of these persons or entities affiliated with them. In accordance with our Audit Committee Charter, related party transactions are evaluated in accordance with our Code of Conduct. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any Director or Executive Officer taking into account the size of the transaction and the financial position of the related party, whether the transaction would impair a Non-Executive Direcor’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

REPORT OF THE AUDIT COMMITTEE

Our management is responsible for the internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees our internal controls and financial reporting process on behalf of the Board. The Audit Committee has met and held discussions with management and the independent registered public accounting firm on these matters. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard 1301, as adopted by the Public Company Accounting Oversight Board, including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from us and our management.  In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of our internal control over financial reporting and the overall quality of our financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of our financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC. The Audit Committee has selected, subject to shareholder ratification, BKD, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Audit Committee of the Board of Directors

of Merchants Bancorp

John W. Perry, Chairperson

Sue Anne Gilroy

Patrick D. O’Brien

Anne E. Sellers

David N. Shane

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The following table sets forth the aggregate fees billed for audit services rendered by BKD, LLP in connection with its audit of our consolidated financial statements and reports for our fiscal years ended December 31, 2017 and 2016 and for other services rendered during fiscal years ended December 31, 2017 and 2016, as well as all out-of-pocket costs incurred in connection with these services.

	2017	2016
Audit Fees (1)	$369,550	$128,000
Audit-Related Fees (2)	242,500	10,000
Tax Fees (3)	32,600	30,395
All Other Fees	—	—
TOTAL	$644,650	$168,395

(1)                           Includes fees billed for the audit of consolidated financial statements, including review of interim financial information contained in Quarterly Reports on Form 10-Q and other regulatory reports.

(2)                           For 2017, this amount includes fees associated with our initial public offering and other attestation services.  For 2016, this amount includes fees associated with our private placement.

(3)                           Includes fees billed for tax compliance services, including preparation of federal and state income tax returns, preparation of property tax returns, and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.  The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

We anticipate holding our 2019 annual meeting of shareholders on May 15, 2019. Based on the date this proxy statement is being made available to shareholders, proposals submitted by shareholders under Rule 14a-8 of the Exchange Act to be presented at the 2019 annual meeting must be received by the Company at its principal executive office no later than December 27, 2018, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, and must otherwise comply with the SEC rules and regulations. Any such proposals should be sent to the attention of the Secretary of the Company at 11555 N. Meridian Street, Suite 400, Carmel, Indiana 46032.

All Director nominations and other shareholder proposals must be made in accordance with the requirements contained in the Company’s By-Laws, however, the Company is not required to include such nomination or proposal in its proxy statement. See the description of the nomination procedures beginning on page 11.

OTHER MATTERS

The Board does not know of any matters for action by shareholders at the Annual Meeting other than the matters described in the accompanying Notice of 2018 Annual Meeting of Shareholders. However, the enclosed proxy will confer upon the named proxies discretionary authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the proxy with respect to such matters in accordance with their best judgment.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. Your proxy may be mailed in the enclosed envelope, to which no postage need be affixed.

Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 X Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 5, 2018. Vote by Internet • Go to www.investorvote.com/MBIN • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Annual Meeting Proxy Card 1234 5678 9012 345 q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR the Election of Directors, and FOR Proposal #2. 1. Election of Directors: 01 - Michael F. Petrie02 - Randall D. Rogers03 - Michael J. Dunlap + 07 - John W. Perry08 - Anne E. Sellers09 - David N. Shane Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 010203040506070809 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Board of Directors recommends a vote FOR the ratification of the selection of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. ForAgainst Abstain 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890J N T + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. 1 U P X 3 7 4 4 3 7 1 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM 02U4OC

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Merchants Bancorp Shareholders Tuesday, June 5, 2018 at 8:30 a.m. Merchants Bancorp Headquarters 11555 N. Meridian Street, Carmel IN Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy – Merchants Bancorp Notice of 2018 Annual Meeting of Shareholders 11555 N. Meridian Street, Carmel IN 46032 Proxy Solicited by Board of Directors for Annual Meeting – June 5, 2018 John F. Macke and Tami Durle, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Merchants Bancorp to be held on June 5, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees listed in Proposal 1 and FOR Ratification of BKD, LLP as independent auditor as provided in Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.+